UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

June 22, 2005 (June 17, 2005)

(Date of Report (date of earliest event reported))

MortgageIT Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-32213 (Commission File No.)	20-0404134 (I.R.S. Employer Identification Number)
33 Maiden Lane New York, NY (Address of principal executive office)		10038 (Zip Code)

(212) 651-7700
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

As of June 17, 2005, MortgageIT Holdings, Inc. (the "Company") and MortgageIT, Inc. ("MortgageIT") entered into Amendment No. 1 to Master Repurchase Agreement ("Amendment No. 1"), among Credit Suisse First Boston Mortgage Capital LLC, the Company and MortgageIT (together with the Company, the "Sellers"), which amends the Master Repurchase Agreement, dated as of March 11, 2005 (the "Repurchase Agreement"). The only significant changes to the Repurchase Agreement resulting from Amendment No. 1 were (i) to amend the meanings of certain defined terms therein, (ii) to insert additional defined terms thereto, (iii) to amend the ratio of Adjusted Indebtedness to Adjusted Tangible Net Worth to no greater than 15:1 and the ratio of Indebtedness to Adjusted Tangible Net Worth to no greater than 25:1 and (iv) to insert two financial covenants relating to Subordinated Debt (as defined in the Repurchase Agreement). Capitalized terms not defined in this paragraph have the meanings ascribed to them in Amendment No. 1, unless otherwise noted. The foregoing description of Amendment No. 1 is qualified in its entirety by reference to Amendment No. 1, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

* * * *

Item 9.01    Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Amendment No. 1 to Master Repurchase Agreement, dated as of June 17, 2005, among Credit Suisse First Boston Mortgage Capital LLC, MortgageIT Holdings, Inc. and MortgageIT, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORTGAGEIT HOLDINGS, INC.
By:	/s/ John R. Cuti
John R. Cuti Secretary

Date: June 22, 2005

MORTGAGEIT HOLDINGS, INC.
CURRENT REPORT ON FORM 8-K
Report Dated June 22, 2005 (June 17, 2005)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 to Master Repurchase Agreement, dated as of June 17, 2005, among Credit Suisse First Boston Mortgage Capital LLC, MortgageIT Holdings, Inc. and MortgageIT, Inc.